The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to change.

FREE WRITING PROSPECTUS
Deutsche Alt-A Securities, Inc.

$[ 775,754,000] (Approximate)
Mortgage Loan Trust Series 2007-BAR1

Deutsche Alt-A Securities, Inc. (Depositor)

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-BAR1 (Issuing Entity)

February [8], 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

Deutsche Alt-A Securities, Inc.

Mortgage Loan Trust, Series 2007-BAR1

The analysis in this report is based on information provided by Deutsche Alt-A Securities, Inc. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc. (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuing entity nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Any legends, disclaimers or other notices that may appear in this free writing prospectus or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

This free writing prospectus relates to Registration Statement No. 333-131600.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED: February [8], 2007

Deutsche Alt-A Securities, Inc.
Mortgage Loan Trust, Series 2007-BAR1
$[775,754,000] (Approximate)

 Subject to an aggregate  permitted variance of +/-5%

All Terms and Conditions are subject to change

Structure Overview(1)
Class	Approximate Size ($)	Collateral Type	WAL (yrs) to Pricing Speed	Pass-Through Rate (8)	Expected Ratings
A-1	[207,017,000]	ARM & Hybrid ARM	[1.00]	LIBOR + [ ]%(2)	[Aaa / AAA ]
A-2	[112,366,000]	ARM & Hybrid ARM	[2.00]	LIBOR + [ ]%(3)	[Aaa / AAA ]
A-3	[237,685,000]	ARM & Hybrid ARM	[3.88]	LIBOR + [ ]%(4)	[Aaa / AAA ]
A-4	[98,020,000]	ARM & Hybrid ARM	[7.73]	LIBOR + [ ]%(5)	[Aaa / AAA ]
A-5	[72,398,000]	ARM & Hybrid ARM	[3.22]	LIBOR + [ ]%(6)	[Aaa / AAA ]
M-1	[7,785,000]	ARM & Hybrid ARM	[5.30]	LIBOR + [ ]%(7)	[Aa1 / AA+]
M-2	[11,288,000]	ARM & Hybrid ARM	[5.30]	LIBOR + [ ]%(7)	[Aa2 / AA]
M-3	[5,060,000]	ARM & Hybrid ARM	[5.30]	LIBOR + [ ]%(7)	[Aa3 / AA]
M-4	[3,503,000]	ARM & Hybrid ARM	[5.30]	LIBOR + [ ]%(7)	[A1 / AA]
M-5	[3,892,000]	ARM & Hybrid ARM	[5.30]	LIBOR + [ ]%(7)	[A2 / AA]
M-6	[3,892,000]	ARM & Hybrid ARM	[5.30]	LIBOR + [ ]%(7)	[A3 / AA-]
M-7	[3,114,000]	ARM & Hybrid ARM	[5.29]	LIBOR + [ ]%(7)	[Baa1 / A+]
M-8	[3,892,000]	ARM & Hybrid ARM	[5.08]	LIBOR + [ ]%(7)	[Baa2 / A-]
M-9	[2,725,000]	ARM & Hybrid ARM	[4.65]	LIBOR + [ ]%(7)	[Ba1 / BBB]
M-10	[3,117,000]	ARM & Hybrid ARM	[3.73]	LIBOR + [ ]%(7)	[Ba3 / BBB]
Total Offered	$[775,754,000]
(1) The structure is preliminary and subject to change. The aggregate variance on the bond sizes is + / - 5%.

(2) The Pass-Through Rate for the Class A-1 Certificates will be floating rate equal to the lesser of (i) One-Month LIBOR plus [_]% and (ii) the Net WAC Pass-Through Rate.  If the Optional Call is not exercised on the first possible date as set forth herein, the margin will increase to two times the original margin.

(3) The Pass-Through Rate for the Class A-2 Certificates will be floating rate equal to the lesser of (i) One-Month LIBOR plus [_]% and (ii) the Net WAC Pass-Through Rate.  If the Optional Call is not exercised on the first possible date as set forth herein, the margin will increase to two times the original margin.

(4) The Pass-Through Rate for the Class A-3 Certificates will be floating rate equal to the lesser of (i) One-Month LIBOR plus [_]% and (ii) the Net WAC Pass-Through Rate.    If the Optional Call is not exercised on the first possible date as set forth herein e, the margin will increase to two times the original margin.

(5) The Pass-Through Rate for the Class A-4 Certificates will be floating rate equal to the lesser of (i) One-Month LIBOR plus [_]% and (ii) the Net WAC Pass-Through Rate.  If the Optional Call is not exercised on the first possible date as set forth herein, the margin will increase to two times the original margin.

(6) The Pass-Through Rate for the Class A-5 Certificates will be floating rate equal to the lesser of (i) One-Month LIBOR plus [_]% and (ii) the Net WAC Pass-Through Rate.  If the Optional Call is not exercised on the first possible date as set forth herein, the margin will increase to two times the original margin

(7) The Pass-Through Rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 and Class M-10 Certificates will be a floating rate equal to the lesser of (i) One-Month LIBOR plus [_%] and, (ii) the Net WAC Pass-Through Rate.  If the Optional Call is not exercised on the first possible date as set forth herein, the margins will increase to 1.5 times the original margins.

(8) These Certificates will have the benefit of the Swap Agreements and the Floor Agreement.

Transaction Overview

Certificates:

■

The Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Certificates (the “Class A Certificates” or the “Senior Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (the “Subordinate Certificates”).  The Senior Certificates and the Subordinate Certificates may also be referred to herein as the “LIBOR Certificates.” Additionally, the trust will issue the Class CE, Class P and Class R Certificates.

,
Offered Certificates:	■ The Senior Certificates and the Subordinate Certificates.
,
Pricing Speed:

■

Adjustable Rate Mortgage Loans: 2% CPR rising to 30% CPR over 12 months, and then remaining constant until month 22 and then remaining constant at 50% CPR from month 23 to month 27 and then decreasing to 35% at month 28 and thereafter.

■

Fixed Rate Mortgage Loans: 2% CPR rising to 20% CPR over 10 months and remaining 20% thereafter.

Depositor:	■ Deutsche Alt-A Securities, Inc.

Master Servicer and Securities Administrator:	■ Wells Fargo Bank, National Association.

Servicers:

■

GMAC Mortgage, LLC (“GMACM”) and Indymac Servicing (“Indymac”) with respect to approximately [83.53]% and [11.20]%, respectively, of the total principal balance of the Mortgage Loans as of the Cut-Off Date and certain other servicers, each of which is servicing less than 10% of the  total principal balance of the Mortgage Loans as of the Cut-Off Date.  See Exhibit A to this Free Writing Prospectus for a description of GMACM as servicer.

Originators:

■

The Originators of the Mortgage Loans are American Home Mortgage (“American Home”), DHI Motgage (“DHI”) and Indymac with respect to approximately [15.87]%, [10.64%] and [11.20]%, respectively, of the total principal balance of the  Mortgage Loans as of the Cut-Off Date, and certain other Originators, each of which originated less than 10% of the total principal balance of the Mortgage Loans as of the Cut-Off Date.

Trustee:	■ HSBC Bank USA, National Association
Credit Risk Manager:	■ Clayton Fixed Income Securities Inc.
Swap Provider:	■ TBD
Cap Provider:	■ TBD.
Cut-off Date:	■ February 1, 2007.

Pricing Date:	■ Week of February [ ], 2007.

Closing Date:	■ February [28], 2007.
Legal Final Maturity:	■ [March 2037]
Legal Structure:	■ REMIC.
Optional Call:	■ 10% Cleanup Call.
Distribution Dates:	■ 25th of each month, or next business day, commencing March 2007.
Interest Accrual Period:

■

The interest accrual period with respect to the LIBOR Certificates and any Distribution Date will be the period beginning with the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (calculated on an actual/360 day basis).

Settlement:	■ The price to be paid for the LIBOR Certificates will not include accrued interest.

Transaction Overview (Cont.)

Credit Enhancement:

■

Credit Enhancement for the Senior Certificates will be provided by excess interest, Net Swap Payments received from the Swap Provider, if any, overcollateralization, subordination and, in the case of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the subordination of the Class A-5 Certificates. (see “Allocation of Losses” herein).

ERISA:

■

The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans subject to t Title I of ERISA or section 2975 of the Code, subject to certain conditions.  Prior to the termination of the swap agreements and the Floor Agreement, the Offered Certificates may not be acquired or held by a person investing assets of any such plan investor, unless such acquisition or holding is eligible for the exemption relief under an administrative or statutory exemption.  Prospective investors should consult legal counsel as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended or other similar laws.

SMMEA:

■

Prior to the date on which the balance of the pre-funding account has been reduced to zero, the Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  On and after the date on which the balance of the pre-funding account has been reduced to zero, the Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as such certificates are rate in one the two highest rating categories by Moody’s, Standard & Poor’s or another nationally recognized statistical rating organization.  Investors would consult legal counsel in determining the extent to which the Offered Certificates constitute legal investors for them.

Prefunding Account:

■

On the Closing Date, it is estimated that up to 25% of the principal balance of the Mortgage Loans will be deposited into a segregated account referred to as the the “Prefunding Account”.  The amount deposited in the Prefunding Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to three months following the Closing Date (the “Prefunding Period”).  If any amounts are left in the Prefunding Account following the Prefunding Period, such amounts will be distributed on the following distribution date as a principal payment to the holders of the Senior Certificates as described in “Cashflow Description” herein.

Capitalized Interest Account:

■

On the Closing Date, if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the Capitalized Interest Account.  The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each class of Offered Certificates that may arise during the Prefunding Period as a result of the prefunding feature of the transaction.  Any amounts remaining in the Capitalized Interest Account (including investment earnings) and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders.  Amounts on deposit in the Capitalized Interest Account will be invested in permitted investments.  The Capitalized Interest Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Collateral:	■ Please see Appendix A.

Advances:

■

Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments.  The Servicers are required to advance delinquent payments of principal and interest on the related Mortgage Loans only to the extent such amounts are deemed recoverable.  If a Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Transaction Overview (Cont.)

Compensating Interest:

■

Each Servicer will be required each month to cover interest shortfalls as a result of voluntary prepayments on Mortgage Loans serviced by such Servicer generally up to the monthly Servicing Fee payable to such Servicer.  If a Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the master servicing compensation for such Distribution Date.

The Floor Agreement:

■

The Offered Certificates will have the benefit of the interest rate floor contract. Such interest rate floor contract is intended to partially mitigate the interest rate risk that could result from the difference on a Distribution Date between (i) One-Month LIBOR plus the margin applicable to a class of Offered Certificates for such Distribution Date and (ii) the Net WAC Cap Rate.  The, ,Floor Agreement will have an initial notional amount of $[775,754,000]. With respect to each applicable Distribution Date commencing in [March 2007] and ending after the Distribution Date in [September 2007] the amount payable by the Floor Provider will equal the product of (i) the excess (if any) of (x) the Floor Ceiling Rate (as set forth in the Preliminary LIBOR Floor Schedule) over (y) the greater of  (a) One-Month LIBOR (as determined pursuant to the Floor Agreement) and (b) the Floor Strike Rate for such Distribution Date, (ii) the Floor Notional Amount (described below) for that Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.

■

The Floor Notional Amount for each Distribution Date will be equal to the lesser of (x) the aggregate certificate principal balance of the Offered Certificates immediately preceding such Distribution Date and (y) the amount set forth in the Preliminary LIBOR Floor Schedule below.

■

A separate trust created under the pooling and servicing agreement (the “Floor Agreement Reserve Fund”) will hold the Floor Agreement. The Floor Agreement and any payments made by the Floor Provider thereunder will be assets of the Floor Agreement Reserve Fund but will not be assets of any REMIC.

■

On each Distribution Date, the Securities Administrator will distribute to the Offered Certificates all amounts received under the Floor Agreement as follows:

(i) to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from prior Distribution Dates, to the extent not covered after the application of available funds;

(ii) to the Subordinate Certificates, sequentially, in accordance with the interest payment priority described below, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates, to the extent not covered after the application of Net Monthly Excess Cashflow;

(iii) to the Class A-5 Certificates any remaining Allocated Realized Loss Amounts and then to the Subordinate Certificates, sequentially, in accordance with the principal payment priority described below, any remaining Allocated Realized Loss Amounts, to the extent not covered after the application of Net Monthly Excess Cashflow.

(iv) to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described below, in an amount necessary to maintain the applicable Overcollateralization Target Amount, to the extent not covered after the application of Net Monthly Excess Cashflow; provided that any amount paid pursuant to this priority (iv) on any Distribution Date cannot exceed the excess of the sum of all Realized Losses sustained as of such Distribution Date over the sum of all amounts paid pursuant to this priority (iv) on all prior Distribution Dates and all amounts paid pursuant to priority (iii) above on such Distribution date and on all prior Distribution Dates;

(v) first, to the Senior Certificates, pro rata and then to the Subordinate Certificates, sequentially, in accordance with the interest payment priority described below, the Net WAC Rate Carryover Amount.

Transaction Overview (Cont.)

Swap Agreement 1:

On the Closing Date, the Trustee will enter into a swap agreement (“Swap Agreement 1”) with the Swap Provider described in the final prospectus supplement.  Swap Agreement 1 will have an initial notional amount of $[369,254,221.96].  Beginning with the Distribution Date in March 2007, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.34]% per annum on the notional amount* as set forth in Swap Agreement 1 to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Certificates, an amount equal to one-month LIBOR on the notional amount* as set forth in Swap Agreement 1 and until Swap Agreement 1 is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”).  See the attached schedule.

*The notional amount for Swap Agreement 1 will be as specified in the Swap Agreement 1 Schedule attached until the Distribution Date in March 2012 and thereafter, shall be the lesser of such scheduled notional amount and the aggregate certificate principal balances of the Certificates.

Transaction Overview (Cont.)

Swap Agreement 2

On the Closing Date, the Trustee will enter into another swap agreement (“Swap Agreement 2”) with the Swap Provider described in the final prospectus supplement.  Swap Agreement 2 will have an initial notional amount of $[409,221,873.17].  Beginning with the Distribution Date in March 2007, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.21]% per annum on the notional amount as set forth in Swap Agreement 2 to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in Swap Agreement 2 until Swap Agreement 2 is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”).  See the attached schedule.

Any Net Swap Payments received under the Swap Agreements will be deposited in an account (the “Swap Account”) in the Supplemental Interest Trust and will be paid as follows:

1.

To pay any Net Swap Payment or any Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreements)) owed to the Swap Provider.

2.

To pay any unpaid interest on the Senior Certificates including any accrued unpaid interest from prior Distribution Dates, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates, sequentially, in accordance with the interest payment priority described below.

3.

To pay Allocated Realized Loss Amounts*, to the Class A-5 Certificates and then to the Subordinate Certificates, sequentially, in accordance with the principal payment priority described below.

4.

To pay any principal to the Offered Certificates in accordance with the principal payment provisions described below in an amount necessary to restore or maintain the Required Overcollateralization Amount.*  .

5.

To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority as described below.

6.

To pay any Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement(s)) owed to the Swap Provider.

7.

To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

Upon early termination of a Swap Agreement for various events of default and termination events specified in the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (a ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the relevant Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Transaction Overview (Cont.)

Principal Distribution Amount:

■

The Principal Distribution Amount for any Distribution Date will generally be equal to the sum of (i) all monthly payments of principal due on each Mortgage Loan  (other than a Liquidated Mortgage Loan) on the related due date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the mortgage loan seller, the master servicer or another person pursuant to the pooling and servicing agreement as of such Distribution Date, (iii) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date, (iv) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, (v) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related prepayment period, (vi) and with respect to the Distribution Date immediately following the termination of the Prefunding Period, any remaining Prefunded Amount, and (vii) any subsequent recoveries relating to Mortgage Loans received during the calendar month preceding the month of the Distribution .

Senior Principal Distribution Amount:

■

For any Distribution Date will equal the excess of: (1) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) [86.90]% on any Distribution Date on or after the Stepdown Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor.

Subordinate Principal Distribution Amount

■

For any class of  Subordinate Certificates and Distribution Date will equal the excess of: (1) the sum of: (a) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinate Principal Distribution Amount(s) for such more senior class(es) of  Subordinate Certificates for such Distribution Date), and (c) the Certificate Principal Balance of such class of Subordinate Certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Subordinate Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor; provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Certificate Principal Balance is reduced to zero.

Transaction Overview (Cont.)

Required Overcollateralization Amount:

■

Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans and any amount on deposit in the Prefunding Account exceeds the aggregate certificate principal balance of the Certificates.  This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against delinquencies and losses on the Mortgage Loans. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately [0.35]% of the aggregate stated principal balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the Cut-off Date.  If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, Net Monthly Excess Cashflow, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Overcollateralization Increase Amount:	■ For any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Stepdown Date:

■

The earlier of (i) the first Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Senior Certificates and Subordinate Certificates) is equal to or greater than [13.10]%.

OC Floor:	■ An amount equal to [0.35]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date plus amounts on deposit in the Prefunding Account.

Transaction Overview (Cont.)

Credit Enhancement Percentage:

■

The Credit Enhancement Percentage for any class of Senior Certificates or Subordinate Certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of such class and the classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, plus amounts on deposit in the Prefunding Account and unscheduled collections of principal received during the related prepayment period and distribution of the   Principal Distribution Amount to the holders of the    Senior Certificates and   Subordinate Certificates then entitled to distributions of principal on such Distribution Date.

Class	Two of Three Rating Agencies	Initial CE %	CE % On/After Stepdown Date
A	[Aaa / AAA ]	6.55%	2.00 x Initial CE %
M-1	[Aa1 / AA+]	5.55%	2.00 x Initial CE %
M-2	[Aa2 / AA]	4.10%	2.00 x Initial CE %
M-3	[Aa3 / AA]	3.45%	2.00 x Initial CE %
M-4	[A1 / AA]	3.00%	2.00 x Initial CE %
M-5	[A2 / AA]	2.50%	2.00 x Initial CE %
M-6	[A3 / AA-]	2.00%	2.00 x Initial CE %
M-7	[Baa1 / A+]	1.60%	2.00 x Initial CE %
M-8	[Baa2 / A-]	1.10%	2.00 x Initial CE %
M-9	[Ba1 / BBB]	0.75%	2.00 x Initial CE %
M-10	[Ba3 / BBB]	0.35%	2.00 x Initial CE %

Trigger Event:	■ If either a Delinquency Trigger Event or a Cumulative Loss Trigger Event exists.

Delinquency Trigger Event:

■

With respect to any Distribution Date on or after the Stepdown Date, if the Rolling Sixty Day Delinquency Rate for the outstanding  Mortgage Loans equals or exceeds the product of [   ]% and the Credit Enhancement Percentage of the Senior Certificates, then a Delinquency Trigger Event will exist.

Cumulative Loss Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the prepayment period related to that due date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will exist:

	Distribution Date Occurring in	Percentage
	March 2009 to February 2010	[ ]%, plus 1/12th of [ ]% for each month thereafter
	March 2010 to February 2011	[ ]%, plus 1/12th of [ ]% for each month thereafter
	March 2011 to February 2012	[ ]%, plus 1/12th of [ ]% for each month thereafter
	March 2012 to February 2013	[ ]%, plus 1/12th of [ ]% for each month thereafter
	March 2013 and thereafter	[ ]%

Transaction Overview (Cont.)

Cashflow Description:

■

The payments to the Certificates to be made on each Distribution Date, to the extent of the available funds from the Mortgage Loans will be made according to the following priority:

Available Funds:

1.

Payments to the Supplemental Interest Trust to pay any Net Swap Payment or any Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

2.

Payments of accrued and unpaid interest concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, and any unpaid interest shortfalls from prior Distribution Dates for such classes for such Distribution Date based on their respective entitlements.

3.

Payments of interest sequentially to the Class  M-1, Class  M-2 Class  M-3, Class M-4, Class  M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances.

4.

(A)  For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to the Principal Distribution Amount, in the following order:

i.

Pro rata, (x) to the Class A-5 Certificates based on its Certificate Principal Balance until reduced to zero and (y) to the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates based on their aggregate Certificate Principal Balance, provided, further, that distributions pursuant to this subclause shall be made to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates sequentially, in that order, until their respective Certificate Principal Balances are reduced to zero.

ii.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

(B)  For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in the following order:

i.

In an amount up to the Senior Principal Distribution Amount, pro rata, (x) to the Class A-5 Certificates based on its Certificate Principal Balance until reduced to zero and (y) to the Class A-1, Class A-2, Class A-3, and Class A-4  Certificates based on their aggregate Certificate Principal Balance, provided, further, that distributions pursuant to this subclause shall be made to the Class A-1, Class A-2, Class A-3 and  Class A-4 Certificates sequentially, in that order, until their respective Certificate Principal Balances are reduced to zero

Transaction Overview (Cont.)

Cashflow Description (Continued):

ii.

Sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case in an amount up to the applicable Subordinate Principal Distribution Amount for each such class, until their respective Certificate Principal Balances are reduced to zero.

Any Remaining Available Funds:

1.

To the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

2.

To pay any unpaid interest shortfalls on the Subordinate Certificates, on a sequential basis.

3.

To pay the Allocated Realized Loss Amounts, first to the Class A-5 Certificates, and then to the Subordinate Certificates, on a sequential basis.

4.

To pay the Net WAC Rate Carryover Amount on the Senior Certificates and the Subordinate Certificates in the same order of priority as described in clauses 2 and 3 under Available Funds above.

5.

To pay any Swap Termination Payment due to the Swap Provider under the Swap Agreements as a result of any Swap Provider Trigger Event.

6.

To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Transaction Overview

Administration Fee Rate:

■

The Administration Fee Rate with respect to each Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the rate at which the fee payable to the Credit Risk Manager is calculated and (iii) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Administration Fee:

■

The Administration Fee with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding due period (or as of the Initial Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period.

Net Mortgage Rate	■ The Net Mortgage Rate for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

Net WAC Pass-Through Rate:

■

The Net WAC Pass-Through Rate for any Distribution Date and the Offered Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Mortgage Loans in the prior calendar month minus (i) the aggregate Administration Fee for each Mortgage Loan and (ii) the sum of any Net Swap Payment and Swap Termination Payment owed to any Swap Provider (not caused by a Swap Provider Trigger Event), in each case for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period, subject to adjustment based on the actual number of days elapsed.

Net WAC Rate Carryover Amount:

■

With respect to any Distribution Date on which the Pass-Through Rate for a class of LIBOR Certificates is limited to the Net WAC Pass-Through Rate, the Net WAC Rate Carryover Amount for such class is an amount equal to the sum of (i) the excess of (x) the amount of interest such certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate such had not limited the interest rate on such certificates on such Distribution Date over (y) the amount of interest such clas accrued on such Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for any previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate.

Allocation of Losses:

■

Realized Losses on the Mortgage Loans will be allocated to the most junior class of Subordinate Certificates outstanding beginning with the Class M-10 Certificates, until the Certificate Principal Balance of each class of the Subordinate Certificates has been reduced to zero.

■

Thereafter, Realized Losses will be allocated to the Class A-5 Certificates but not to the remaining Senior Certificates.

Swap Agreement 1 Schedule*

Distribution Date	Notional Schedule** ($)	Distribution Date	Notional Schedule ($)
3/25/2007	369,254,221.96	2/25/2011	211,024,633.82
4/25/2007	368,638,868.81	3/25/2011	208,250,389.67
5/25/2007	367,585,078.88	4/25/2011	205,511,730.22
6/25/2007	366,090,281.15	5/25/2011	202,808,204.70
7/25/2007	364,153,393.91	6/25/2011	200,139,368.04
8/25/2007	361,774,865.75	7/25/2011	197,504,780.74
9/25/2007	358,956,709.09	8/25/2011	194,904,008.86
10/25/2007	355,702,525.78	9/25/2011	192,336,623.90
11/25/2007	352,017,524.20	10/25/2011	189,802,202.76
12/25/2007	347,908,527.52	11/25/2011	187,300,327.67
1/25/2008	343,383,972.77	12/25/2011	184,830,586.13
2/25/2008	338,917,138.32	1/25/2012	182,392,429.17
3/25/2008	334,507,295.08	2/25/2012	179,985,491.52
4/25/2008	330,153,723.12	3/25/2012	177,609,485.47
5/25/2008	325,855,711.58	4/25/2012	175,264,018.84
6/25/2008	321,612,558.50	5/25/2012	172,948,704.35
7/25/2008	317,423,570.77	6/25/2012	170,663,159.63
8/25/2008	313,288,063.97	7/25/2012	168,407,007.10
9/25/2008	309,205,362.30	8/25/2012	166,179,873.96
10/25/2008	305,174,798.44	9/25/2012	163,981,392.07
11/25/2008	301,195,713.46	10/25/2012	161,811,197.95
12/25/2008	297,267,456.71	11/25/2012	159,668,932.70
1/25/2009	293,389,385.74	12/25/2012	157,554,241.94
2/25/2009	289,560,866.14	1/25/2013	155,466,775.73
3/25/2009	285,781,271.50	2/25/2013	153,406,188.57
4/25/2009	282,049,983.28	3/25/2013	151,372,139.29
5/25/2009	278,366,390.71	4/25/2013	149,364,291.03
6/25/2009	274,729,890.70	5/25/2013	147,382,311.17
7/25/2009	271,139,887.76	6/25/2013	145,425,871.28
8/25/2009	267,595,793.85	7/25/2013	143,494,647.06
9/25/2009	264,097,028.35	8/25/2013	141,588,318.32
10/25/2009	260,643,017.95	9/25/2013	139,706,568.88
11/25/2009	257,233,196.53	10/25/2013	137,849,086.56
12/25/2009	253,867,005.08	11/25/2013	136,015,563.10
1/25/2010	250,543,891.65	12/25/2013	134,205,694.14
2/25/2010	247,263,311.21	1/25/2014	132,419,179.15
3/25/2010	244,024,725.59	2/25/2014	130,655,721.38
4/25/2010	240,827,603.39	3/25/2014	128,915,027.84
5/25/2010	237,671,419.89	4/25/2014	127,196,809.20
6/25/2010	234,555,656.97	5/25/2014	125,500,779.82
7/25/2010	231,479,803.04	6/25/2014	123,826,657.63
8/25/2010	228,443,352.92	7/25/2014	122,174,164.12
9/25/2010	225,445,807.80	8/25/2014	120,543,024.31
10/25/2010	222,486,675.16	9/25/2014	118,932,966.66
11/25/2010	219,565,468.64	10/25/2014	117,343,723.08
12/25/2010	216,681,708.04	11/25/2014	115,775,028.85
1/25/2011	213,834,919.17	12/25/2014	114,226,622.57

*Subject to change based on information to be received prior to the Closing Date.

**Notional will follow a schedule until the Distribution Date in March 2012.  Thereafter, Notional Amount will be lesser of scheduled notional amount and the aggregate certificate principal balances of the Offered Certificates

Swap Agreement 1 Schedule*

Distribution Date	Notional Schedule** ($)	Distribution Date	Notional Schedule ($)
1/25/2015	112,698,246.18
2/25/2015	111,189,644.83
3/25/2015	109,700,566.92
4/25/2015	108,230,763.99
5/25/2015	106,779,990.74
6/25/2015	105,348,004.95
7/25/2015	103,934,567.48
8/25/2015	102,539,442.17
9/25/2015	101,162,395.87
10/25/2015	99,803,198.36
11/25/2015	98,461,622.33
12/25/2015	97,137,443.33
1/25/2016	95,830,439.74
2/25/2016	94,540,392.76
3/25/2016	93,267,086.33
4/25/2016	92,010,307.13
5/25/2016	90,769,844.52
6/25/2016	89,545,490.53
7/25/2016	88,337,039.82
8/25/2016	87,144,289.62
9/25/2016	85,967,039.74
10/25/2016	84,805,092.53
11/25/2016	83,658,252.80
12/25/2016	82,523,290.71
1/25/2017	81,345,477.76
2/25/2017	80,166,907.97
3/25/2017	79,004,057.12
4/25/2017	77,856,812.38
5/25/2017	76,724,971.58
6/25/2017	75,608,335.11
7/25/2017	74,506,705.91
8/25/2017	73,419,889.42
9/25/2017	72,347,693.55
10/25/2017	71,289,928.69
11/25/2017	70,246,407.60
12/25/2017	69,216,945.46
1/25/2018	68,201,359.80
2/25/2018	67,199,470.46
3/25/2018	66,211,099.58
4/25/2018	65,236,071.58
5/25/2018	64,274,213.12
6/25/2018	63,325,353.04
7/25/2018	62,389,322.40
8/25/2018	61,465,954.38
9/25/2018	60,555,084.33
10/25/2018	0

*Subject to change based on information to be received prior to the Closing Date.

Swap Agreement 2 Schedule*

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
3/25/2007	409,221,873.17	2/25/2011	55,471,252.63
4/25/2007	408,311,806.56	3/25/2011	52,866,007.07
5/25/2007	406,278,585.39	4/25/2011	50,383,064.68
6/25/2007	403,100,750.65	5/25/2011	48,016,686.11
7/25/2007	398,764,805.61	6/25/2011	45,761,401.26
8/25/2007	393,265,798.38	7/25/2011	43,611,996.65
9/25/2007	386,607,838.35	8/25/2011	41,563,503.38
10/25/2007	378,804,533.61	9/25/2011	39,611,185.66
11/25/2007	369,879,336.20	10/25/2011	37,750,450.66
12/25/2007	359,865,782.74	11/25/2011	35,977,098.38
1/25/2008	348,807,618.27	12/25/2011	34,286,943.12
2/25/2008	336,758,901.68	1/25/2012	32,675,458.15
3/25/2008	323,783,526.26	2/25/2012	31,139,389.82
4/25/2008	311,307,832.35	3/25/2012	0
5/25/2008	299,312,585.57
6/25/2008	287,779,291.70
7/25/2008	276,690,168.15
8/25/2008	266,028,116.62
9/25/2008	255,776,696.76
10/25/2008	245,920,100.87
11/25/2008	236,443,129.56
12/25/2008	227,331,168.33
1/25/2009	218,570,171.22
2/25/2009	201,388,670.66
3/25/2009	185,557,653.70
4/25/2009	170,970,945.44
5/25/2009	157,530,755.23
6/25/2009	145,146,976.99
7/25/2009	138,332,588.03
8/25/2009	131,837,998.68
9/25/2009	125,648,205.73
10/25/2009	119,748,927.11
11/25/2009	114,126,523.96
12/25/2009	108,768,028.93
1/25/2010	103,661,148.10
2/25/2010	98,793,958.28
3/25/2010	94,155,189.54
4/25/2010	89,734,140.96
5/25/2010	85,520,597.44
6/25/2010	81,504,823.00
7/25/2010	77,677,538.34
8/25/2010	74,029,899.39
9/25/2010	70,553,476.95
10/25/2010	67,240,237.18
11/25/2010	64,082,523.11
12/25/2010	61,073,036.94
1/25/2011	58,204,823.17

*Subject to change based on information to be received prior to the Closing Date.

Floor Agreement Preliminary LIBOR Floor Schedule*

Date	Floor Notional ($)	Floor Strike Rate (%)	Floor Ceiling Rate (%)
3/25/2007	775,754,000.00	5.29	5.29
4/25/2007	774,212,632.51	5.20	5.29
5/25/2007	772,675,442.77	5.12	5.25
6/25/2007	771,139,852.61	5.05	5.22
7/25/2007	769,605,855.10	4.91	5.22
8/25/2007	768,073,443.28	4.85	5.21
9/25/2007	766,542,610.19	4.77	5.17

* This floor schedule is preliminary and subject to change

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

MBS Trading
Adam Yarnold	212-250-2669
Samuel Warren	212-250-2669

MBS Structuring
Florian Halili	212-250-0877

MBS Banking
Susan Valenti	212-250-3455
Rika Yano	212-250-6997

MBS Analytics
Fan Huang	212-250-5470
Alex Lee	212-250-7826
Kimball Ng	212-250-7843